UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 30, 2014

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

Effective January 30, 2014, the Board of Directors of Universal Forest Products, Inc. (the "Corporation") took action to increase the size of the Board from nine members to ten members and filled the vacancy by electing Mary E. Tuuk to the Board for a term expiring at the Corporation's annual meeting of shareholders to be held in 2014, at which time she will stand for re-election to the Board for a term expiring at the Corporation's annual meeting of shareholders to be held in 2017.

There are no arrangements or understandings between Ms. Tuuk and any other person pursuant to which she was elected as a director.

Ms. Tuuk is the Executive Vice President, Corporate Services of Fifth Third Bancorp and also serves as Secretary of the Board of Directors of Fifth Third Bancorp  As Executive Vice President of Corporate Services, she is responsible for the legal, compliance and government affairs functions of Fifth Third Bancorp  Prior to her current position, Ms. Tuuk served as President of Fifth Third Bank (Western Michigan), for which she was responsible for the growth and strategic direction of four lines of business of that Bank, including commercial banking, branch banking, consumer lending and investment advisors.  Prior to that position, Ms. Tuuk was Executive Vice President and Chief Risk Officer of Fifth Third Bancorp from June 2007 through December 2011.  In that position, she had responsibility for the enterprise risk management strategy program and functions of Fifth Third Bancorp, including credit, market, liquidity, operational, compliance, legal, reputational and strategic risk.  Ms. Tuuk has a Bachelor's Degree in Business and Music from Calvin College in Grand Rapids, Michigan.  She received her Masters Degree in Business Administration and Juris Doctorate from Indiana University.

There have been no transactions since the completion of the Corporation's 2012 fiscal year, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was, or is to be, a party, and which the amount involved exceeds $120,000 and in which Ms. Tuuk had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Tuuk has not yet been appointed to a Board Committee.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Attached as Exhibit 99 is a press release issued by the Corporation on February 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 3, 2014	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer